Exhibit 99.1

Project Scenic BONDHOLDER PROPOSAL December 8, 2020 Privileged & Confidential Prepared at the Direction of Counsel Subject to Material Change Subject to FRE 408

Bondholder Term Sheet Proposal

Summary

Privileged & Confidential
Prepared at the Direction of Counsel
Subject to Material Change
Subject to FRE 408

		Non-Consensual	Consensual
Existing Credit Facility	**Banks ($982mm)**	> $950mm New Term Loan consisting of $837mm pro rata Collateral value and $113mm recovery on deficiency claim of $145mm[(1)] – L + 300bps; 50bps floor – No amortization – 7-year maturity – No CBL LP guarantee – No additional collateral, but New Term Loan is supported by existing collateral including the portion of collateral allocable to the Credit Facility Claims of the Consenting Crossholders – Covenants: None > In addition, if the Bankruptcy Court determines that, in order for the Plan to be confirmed, the Banks must receive a greater recovery in satisfaction of their deficiency claims, such additional recovery will be in the form of New Common Equity Interests or New Preferred Stock	> $925mm New Term Loan – 5.0% – $20mm amortization per year – 6-year maturity – No CBL LP guarantee – No additional collateral, but New Term Loan is supported by existing collateral including the portion of collateral allocable to the Credit Facility Claims of the Consenting Crossholders – Covenants: To be negotiated > $50mm cash > $7mm discount
	Consenting Crossholders ($133mm)	> 95% recovery in a combination of New Preferred Equity and cash, on $113mm of pro rata collateral (i.e. $107.7mm) > New Common Equity worth $15mm[(2)(3)] – Same recovery as 78% Bank recovery on deficiency claim ($20mm crossholder deficiency claim)	> $[82.5 – 95]mm New Notes and cash – Pari guarantees and same collateral as $500mm New Notes to bonds > [10 – 20]% of New Common Equity[(3)]
Existing Notes	**Secured Notes**	> None	> $500mm New Notes – 10.0% – 2028 maturity – Secured by the Debtors' assets other than those pledged to support the New Term Loan
	Preferred	> $650mm New Preferred Equity – [TBD]% dividend	> None
	Common	> 90% less amount to Consenting Crossholders[(2)(3)]	> 90% less amount to Consenting Crossholders[(3)]
	Cash	> None	> $50mm

(1) Amounts to be adjusted based on collateral value.
(2) Subject to adjustment based on Bankruptcy Court's determinations regarding the quantum and recovery entitlements relating to the Bank unsecured deficiency claims.
(3) Subject to dilution from MIP.

PJT Partners 2
Akin Gump STRAUSS HAUER & FELD LLP

Privileged & Confidential Prepared at the Direction of Counsel Subject to Material Change Subject to FRE 408 This document contains highly confidential information and is solely for informational purposes. You should not rely upon or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. You and your affiliates and agents must hold this document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, in strict confidence and may not communicate, reproduce or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. This document is “as is” and is based, in part, on information obtained from other sources. Our use of such information does not imply that we have independently verified or necessarily agree with any of such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of this document. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report nor should it be construed as such. This document may include information from the S&P Capital IQ Platform Service. Such information is subject to the following: “Copyright © 2020, S&P Capital IQ (and its affiliates, as applicable). This may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.” This document may include information from SNL Financial LC. Such information is subject to the following: “CONTAINS COPYRIGHTED AND TRADE SECRET MATERIAL DISTRIBUTED UNDER LICENSE FROM SNL. FOR RECIPIENT’S INTERNAL USE ONLY.” Copyright © 2020, PJT Partners LP (and its affiliates, as applicable). 3